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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 15, 2005 relating to the consolidated financial statements of Coleman Cable, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

CHICAGO, IL
APRIL 25, 2005